EXHIBIT 16.1

January 3, 2008

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Commerce Planet, Inc. (copy attached), which we understand will be filed with Securities and Exchange Commission pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Commerce Planet, Inc. dated January 3, 2008.
We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Jaspers + Hall, PC

Jaspers + Hall, PC